Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES




                                                            Three Months Ended
                                                              March 31, 2001
                                                          ----------------------
                                                          (Dollars in thousands)
EARNINGS
  Income from Continuing Operations before income taxes   $             63,484
    Add (Deduct):
      Earnings on Equity Method                                         (7,167)
      Distributions from Minority Subsidiaries                           3,279
                                                          ----------------------
                                                          $             59,596
    Add fixed charges:
      Consolidated interest expense                                      8,626
      Amortization of debt expense and discount on indebtedness            195
      Interest Portion (1/3) of Consolidated Rent Expense                2,733
                                                          ----------------------
                                                          $             71,150
                                                          ======================

FIXED CHARGES
  Consolidated interest expense                           $              8,626
  Amortization of debt expense and discount on indebtedness                195
  Interest Portion (1/3) of Consolidated Rent Expense                    2,733
                                                          ----------------------
                                                          $             11,554
                                                          ======================

RATIO OF EARNINGS TO FIXED CHARGES                                        6.16
                                                          ======================

 Tax-Effected Preferred Dividends                         $                 63
 Fixed Charges                                                          11,554
                                                          ----------------------
    Fixed Charges and Preferred Dividends                 $             11,617
                                                          ======================
RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED DIVIDENDS                                       $               6.13
                                                          ======================